Exhibit 99.1

News Release
--------------------------------------------------------------------------------
FOR RELEASE WEDNESDAY, JULY 20, 2005

                   AT&T Announces Second-Quarter 2005 Earnings

     o  Second-quarter earnings per diluted share of $0.38

     o  Consolidated revenue of $6.8 billion

     o  Operating income of $819 million

BEDMINSTER, N.J. -- AT&T (NYSE: T) today reported net income of $307 million, or earnings per diluted share of $0.38, for the second quarter of 2005. This performance includes the following pretax items:

     o a loss of $206 million, or $0.15 per diluted share, related to debt repurchases completed in the quarter

     o "deal costs" of $59 million, or $0.06 per diluted share, related to AT&T's pending merger with SBC Communications

     o net restructuring and other charges of $36 million, or $0.03 per diluted share, primarily related to facilities closings

When compared to last year, current quarter performance also reflects lower pretax depreciation expense of $548 million, or $0.42 per diluted share, resulting from asset impairment charges taken in the third quarter of 2004. The company's current-quarter net income compares to net income of $108 million, or earnings per diluted share of $0.14, in the second quarter of 2004, which included a pretax restructuring charge of $54 million, or $0.04 per diluted share.

"AT&T's second quarter results demonstrate our continued focus on executing in the marketplace, managing costs, and strengthening our competitive position with enterprise customers," said AT&T Chairman and Chief Executive Officer David W. Dorman. "Given the overwhelming shareholder support we received for our merger with SBC, we look forward to securing all appropriate regulatory approvals and completing this transaction in a timely manner."

AT&T reported second-quarter 2005 consolidated revenue of $6.8 billion, which included $5.2 billion from AT&T Business and $1.6 billion from AT&T Consumer. Consolidated revenue declined 11.5 percent versus the second quarter of 2004, primarily due to continued declines in long distance (LD) voice and data revenue.

The company reported consolidated EBITDA, excluding $36 million of net restructuring and other charges, of $1.5 billion in the second quarter of 2005, for an EBITDA margin of 22.0 percent. EBITDA was negatively impacted by the $59 million of deal costs relating to the pending merger with SBC Communications. This compares to consolidated EBITDA of $1.6 billion and an EBITDA margin of
21.4 percent in the prior-year second quarter, excluding net restructuring and other charges of $54 million. The company noted that ongoing efforts to reduce costs, including process improvement and related headcount reduction efforts, as well as strategic reductions in marketing expenses within AT&T Consumer, contributed to its improved EBITDA margin performance for the quarter.

AT&T's second-quarter 2005 operating income totaled $819 million, yielding a consolidated operating margin of 12.1 percent. The operating margin was negatively impacted by $59 million of deal costs related to the pending merger with SBC Communications and $36 million of net restructuring and other charges, and positively impacted by a benefit from lower depreciation of $548 million, resulting from asset impairment charges taken during the third quarter of 2004. The company's current-quarter performance compares to consolidated operating income of $348 million and a margin of 4.6 percent in the prior-year second quarter, which included $54 million of net restructuring and other charges.

AT&T UNIT HIGHLIGHTS

AT&T Business

o Revenue was $5.2 billion, a decline of 8.1 percent from the prior-year second quarter, primarily driven by ongoing pricing pressure in traditional voice and data services. Revenue was positively impacted by strong year-over-year growth in IP&E services.

o Long distance voice revenue decreased 12.8 percent from the prior-year second quarter. Growth rates were negatively affected by continued pricing pressure, partially offset by a slight increase in overall volumes, as growth in wholesale volumes more than offset the decline in retail volumes.

o Local voice revenue declined 9.9 percent from the prior-year second quarter, reflecting declines in reciprocal compensation revenue, as well as lower payphone-related revenue as a result of the sale of the company's National Public Markets business. The decline also reflects the company's ongoing strategy of selectively approaching the small business market, placing a greater focus on profitability than overall market share. AT&T continued to see the impact of this strategic change as the number of local access lines declined.

o Data revenue declined 10.2 percent from the prior-year second quarter as a result of pricing pressure and technology migration.

o IP&E-services revenue grew 9.5 percent over the prior-year second quarter, reflecting AT&T's ongoing transformation to next-generation networking services such as Enhanced Virtual Private Network (E-VPN) and IP-enabled frame relay services, partially offset by declines in Managed Internet Access.

o Operating income totaled $528 million for the second quarter of 2005, yielding an operating margin of 10.2 percent, compared with operating income of $152 million and an operating margin of 2.7 percent in the prior year second quarter. Operating income was positively impacted in the second quarter of 2005 by a $513 million net benefit from lower depreciation as a result of asset impairment charges taken during the third quarter of 2004, as well as an $18 million benefit from the reversal of net restructuring and other charges, and was negatively impacted in the second quarter of 2004 by $52 million of net restructuring and other charges. Exclusive of these items, the decline in operating income in the second quarter of 2005 reflects decreased long distance voice and data services revenue resulting from continued competitive pricing pressures and favorable access expense settlements in the second quarter of 2004.

o EBITDA, excluding net restructuring and other charges, was $1.1 billion during the quarter, yielding a margin of 21.5 percent. This compares with EBITDA, excluding net restructuring and other charges, of $1.4 billion in the prior year second quarter, which yielded a margin of 24.6 percent.

o Capital expenditures were $387 million as AT&T Business continues to upgrade its network and integrate its systems to further rationalize the company's cost structure, improve the customer experience and support growth in next-generation products and services.

o During the quarter, a number of sizable customer wins and contract extensions were signed with such leading companies as Toyota Industries Corporation, Bridgestone Group, Whirlpool, Prudential and Blue Cross Blue Shield Association.

o According to a recent study of U.S.-based multinational corporations (MNCs) published by the Yankee Group, AT&T is clearly the industry's leading primary provider for business voice and data services, and cited as the best-positioned global network provider by 60 percent of 270 U.S. based MNCs polled.

AT&T Consumer

o Revenue was $1.6 billion, a decline of 20.8 percent versus the prior-year second quarter, largely driven by a decline in standalone long distance revenue due to volume declines associated with competitive customer losses and the continued impact of wireless and Internet substitution, partially offset by targeted price increases. Decreased bundled revenue also contributed to the revenue decline.

o Operating income totaled $489 million, yielding an operating margin of 30.7 percent, compared with operating income of $240 million and an operating margin of 11.9 percent in the prior-year second quarter. Current-quarter operating income was negatively impacted by net restructuring and other charges of $10 million and was positively impacted by a $35 million net benefit from lower depreciation as a result of asset-impairment charges taken during the third quarter of 2004.

o The year-over-year increase in operating income and margin reflects a significant reduction in selling, general and administrative expenses, primarily attributable to the strategic decision to discontinue marketing for residential local and standalone long distance (LD) customers.


     OTHER CONSOLIDATED FINANCIAL HIGHLIGHTS

o Based on the trends experienced through the first half of 2005, AT&T now expects consolidated revenue for the full year to be at or slightly above the high end of its original range of $25.0 - $26.0 billion.

o Free cash flow was $176 million for the quarter. Free cash flow is defined as cash flows provided by operating activities of $548 million less cash used for capital expenditures and other additions of $372 million.

o AT&T ended the quarter with net debt of $5.6 billion. Net debt is defined as total debt of $7.7 billion less cash of $1.9 billion and net foreign debt fluctuations of $0.2 billion.

o AT&T redeemed $1.25 billion in bonds tendered in a buyback offer that the company completed in early April 2005. The buyback will reduce interest expense by $0.1 billion throughout 2005 and resulted in a second quarter pretax loss of $0.2 billion recorded in other (expense) income.

o    Consolidated capital expenditures for the quarter were $393 million.

DEFINITIONS and NOTES
AT&T Business
LD Voice - includes all of AT&T's domestic and international LD revenue, including Intralata toll when purchased as part of an LD calling plan.

Local Voice - includes all local calling and feature revenue, Intralata toll when purchased as part of a local calling plan, as well as Inter-carrier local revenue.

Data Services- includes bandwidth services (dedicated private line services through high-capacity optical transport), frame relay and asynchronous transfer mode (ATM) revenue for LD and local, as well as revenue for managed data services.

Internet Protocol & Enhanced Services (IP&E-services) - includes all services that ride on the IP common backbone or that use IP technology, including managed IP services, as well as application services (e.g., hosting, security).

Outsourcing, Professional Services & Other - includes complex bundled solutions primarily in the wide area/local area network space, AT&T's professional services revenue associated with the company's federal government customers, as well as all other Business Services revenue (and eliminations) not previously defined.

Data,  IP&E-Services  -  Percent  Managed -  managed  services  refers to AT&T's
management  of  a  client's  network  or  network  and  applications   including
applications that extend to the customer premise equipment.

Data, IP&E-Services - Percent International - a data service that either originates or terminates outside of the United States, or an IP&E-service installed or wholly delivered outside the United States.

AT&T Consumer
Bundled Services - includes any customer with a local relationship as a starting point, and all other AT&T subscription-based voice products provided to that customer.

Standalone  LD,  Transactional  & Other  Services - includes any  customer  with
solely   a  long   distance   relationship,   non-voice   products,   or  a  non
subscription-based relationship.

Local Customers - residential customers who subscribe to AT&T local service.

Other Definitions and Notes

EBITDA - represents operating income plus depreciation and amortization.

Foreign currency fluctuations - represents mark-to-market adjustments, net of cash collateral collected, that increased the debt balance by approximately $0.2 billion at June 30, 2005, from December 31, 2004, on non-U.S. denominated debt of about $0.6 billion. AT&T has entered into foreign exchange hedges that substantially offset the fluctuations in the debt balance. The offsetting mark-to-market adjustments of the hedges are included in "other current assets" and "other assets" on the balance sheet.

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
                              AT&T Corp. Consolidated Statements of Income (Unaudited)
                                   Dollars in millions (except per share amounts)

                                                                 For the Three Months Ended            For the Six Months Ended
                                                                         June 30,                              June 30,
                                                                 2005                   2004           2005                  2004
REVENUE
AT&T Business                                                 $ 5,155                $ 5,611       $ 10,474              $ 11,483
AT&T Consumer                                                   1,593                  2,011          3,278                 4,118
Corporate and Other                                                12                     14             23                    25
                                                              -------------------------------      -------------------------------
Total Revenue                                                   6,760                  7,636         13,775                15,626

OPERATING EXPENSES
Access and other connection                                     2,390                  2,481          4,794                 5,119
Costs of services and products                                  1,560                  1,759          3,188                 3,623
Selling, general and administrative                             1,325                  1,763          2,602                 3,507
Depreciation and amortization                                     630                  1,231          1,266                 2,481
Asset impairment and net restructuring and other
  charges                                                          36                     54             36                   267
                                                              -------------------------------       -------------------------------
Total operating expenses                                        5,941                  7,288         11,886                14,997

Operating income                                                  819                    348          1,889                   629
Other (expense) income, net                                      (153)                    36           (123)                 (138)
Interest (expense)                                               (169)                  (191)          (372)                 (419)
                                                              -------------------------------      -------------------------------
Income before income taxes and net income related to
  equity investments                                              497                    193          1,394                    72

(Provision) benefit for income taxes                             (198)                   (87)          (566)                  339
Minority interest income                                            -                      1              -                     1
Net income related to equity investments                            8                      1              8                     -
                                                              -------------------------------      -------------------------------
Net income                                                    $   307                $   108       $    836              $    412
                                                              ===============================      ===============================

Weighted-average common shares (millions)                         801                    794            801                   794

Weighted-average common shares and potential common
  shares (millions)                                               809                    797            807                   796

Earnings per basic and diluted share                          $  0.38                $  0.14       $   1.04              $   0.52

Dividends declared per share                                  $0.2375                $0.2375       $ 0.4750              $ 0.4750
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
                                     AT&T Corp. Consolidated Statements of Operations (Unaudited)
                                             Dollars in millions (except per share amounts)


                                                               2Q05       1Q05      4Q04      3Q04      2Q04      1Q04       2004
REVENUE
AT&T Business                                               $ 5,155    $ 5,319   $ 5,454  $  5,645   $ 5,611   $ 5,872   $ 22,582
AT&T Consumer                                                 1,593      1,685     1,806     1,980     2,011     2,107      7,904
Corporate and Other                                              12         11        13        13        14        11         51
Total revenue                                                 6,760      7,015     7,273     7,638     7,636     7,990     30,537

OPERATING EXPENSES
Access and other connection                                   2,390      2,404     2,924     2,411     2,481     2,638     10,454
Costs of services and products                                1,560      1,628     1,668     1,783     1,759     1,864      7,074
Selling, general and administrative                           1,325      1,277     1,397     1,653     1,763     1,744      6,557
Depreciation and amortization                                   630        636       640       647     1,231     1,250      3,768
Asset impairment and net restructuring and other charges         36          -        36    12,469        54       213     12,772
Total operating expenses                                      5,941      5,945     6,665    18,963     7,288     7,709     40,625

Operating income (loss)                                         819      1,070       608   (11,325)      348       281    (10,088)

Other (expense) income, net                                    (153)        30        28       (34)       36      (174)      (144)
Interest (expense)                                             (169)      (203)     (192)     (192)     (191)     (228)      (803)
Income (loss) before income taxes, minority interest
  income and net earnings (losses) related to equity
  investments                                                   497        897       444   (11,551)      193      (121)   (11,035)

(Provision) benefit for income taxes                           (198)      (368)     (181)    4,402       (87)      426      4,560
Minority interest income                                          -          -         -         -         1         -          1
Net earnings (losses) related to equity investments               8          -         3         2         1        (1)         5
Net income (loss)                                           $   307    $   529   $   266  $ (7,147)  $   108   $   304   $ (6,469)

Weighted-average common shares (millions)                       801        800       797       795       794       793        795
Weighted-average common shares and potential common
shares (millions)                                               809        806       803       795       797       796        795

Earnings (loss) per basic and diluted share                 $  0.38    $  0.66   $  0.33  $  (8.99)  $  0.14   $  0.38   $  (8.14)
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
                                            AT&T Corp. Historical Segment Data (Unaudited)
                                                         Dollars in millions

                                                     2Q05        1Q05      4Q04       3Q04      2Q04      1Q04       2004
AT&T Business
LD Voice                                          $ 2,080     $ 2,168    $ 2,163   $  2,364    $ 2,386    $ 2,613    $  9,526
Local Voice                                           364         371        490        390        404        389       1,673
Total Voice                                         2,444       2,539      2,653      2,754      2,790      3,002      11,199

Data Services                                       1,518       1,585      1,595      1,693      1,690      1,715       6,693
IP&E-Services                                         619         589        625        587        565        553       2,330
Total Data and IP&E-Services                        2,137       2,174      2,220      2,280      2,255      2,268       9,023

Outsourcing, Professional Services & Other            574         606        581        611        566        602       2,360

Total revenue                                       5,155       5,319      5,454      5,645      5,611      5,872      22,582
Operating income (loss)(1)(5)                         528         588        781    (11,095)       152         83     (10,079)
Operating margin                                    10.2%       11.0%      14.3%    (196.5%)      2.7%       1.4%      (44.6%)
Capital expenditures                                  387         332        377        391        463        470       1,701
Depreciation & amortization (5)                       596         601        607        610      1,176      1,192       3,585

Total Data and IP&E-Services - % managed              32%         32%        33%        32%        32%        32%         32%
Total Data and IP&E-Services - % international        16%         16%        16%        15%        15%        15%         15%
LD volume growth - yr/yr                               1%         -3%        -2%        -2%         0%         2%          0%
LD volume % wholesale                                 59%         57%        57%        56%        54%        54%         55%

AT&T Consumer
Standalone LD, Transactional and Other Services   $   974     $ 1,025    $ 1,116   $  1,256    $ 1,327    $ 1,462    $  5,161
Bundled Services                                      619         660        690        724        684        645       2,743
Total revenue                                       1,593       1,685      1,806      1,980      2,011      2,107       7,904
Operating income (loss)(2)(5)(6)                      489         575        (60)       281        240        371         832
Operating margin                                    30.7%       34.1%      (3.3%)     14.2%      11.9%      17.6%       10.5%
Capital expenditures                                    -           -          5          9         15         13          42
Depreciation & amortization (5)                        14          12         13         15         33         32          93

Local customers (in thousands)                      3,565       3,859      4,156      4,477      4,677      4,364       4,156

Corporate and Other
Revenue                                           $    12     $    11    $    13       $ 13    $    14    $    11        $ 51
Operating (loss)(3)                                  (198)        (93)      (113)      (511)       (44)      (173)       (841)
Capital expenditures                                    6           3         14          6          2          2          24
Depreciation & amortization                            20          23         20         22         22         26          90

Total AT&T
Revenue                                           $ 6,760     $ 7,015    $ 7,273   $  7,638    $ 7,636    $ 7,990    $ 30,537
Operating income (loss)(4)(6)                         819       1,070        608    (11,325)       348        281     (10,088)
Operating margin                                    12.1%       15.3%       8.4%    (148.3%)      4.6%       3.5%      (33.0%)
Capital expenditures                                  393         335        396        406        480        485       1,767
Depreciation & amortization (5)                       630         636        640        647      1,231      1,250       3,768

(1) Includes asset  impairment and net  restructuring  and other charges of $(18M) in 2Q05,  $9M in 4Q04,  $11,859M  in 3Q04, $52M
    in 2Q04 and $91M in 1Q04, totaling $12,011M in 2004.
(2) Includes asset impairment and net restructuring and other charges of $10M in 2Q05, $188M in 3Q04 and $1M in 1Q04, totaling $189M in 2004.
(3) Includes asset impairment and net restructuring and other charges of $44M in 2Q05, $27M in 4Q04, $422M in 3Q04, $2M in 2Q04 and
    $121M in 1Q04, totaling $572M in 2004.
(4) Includes asset impairment and net restructuring and other charges of $36M in 2Q05, $36M in 4Q04, $12,469M in 3Q04, $54M in 2Q04
    and $213M in 1Q04, totaling $12,772M in 2004.
(5) As a result of the third-quarter 2004 asset impairment charge, second-quarter 2005, first-quarter 2005, fourth-quarter 2004 and third-quarter 2004 depreciation and amortization expense decreased by $542 million, $533 million, $538 million and $527 million, respectively, for AT&T Business and $6 million, $7 million, $8 million and $10 million, respectively, for AT&T Consumer.  In addition, as a result of the transport service arrangement between AT&T Business and AT&T Consumer, network-related charges from
    AT&T Business (recorded as contra-expense) to AT&T Consumer were reduced by $29 million, $24 million, $30 million and $28 million in the second-quarter 2005, first-quarter 2005, fourth-quarter 2004 and third-quarter 2004, respectively, as a result of the lower depreciation and amortization expense recorded by AT&T Business.  This resulted in a reduction in AT&T Business'
    operating income and an increase in AT&T Consumer's operating income.
(6) Includes $553M prepaid card accrual in 4Q04.

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
                                    AT&T Corp. Consolidated Balance Sheets (Unaudited)
                                                   Dollars in millions

                                                                                    June 30,         December 31,
                                                                                      2005               2004
ASSETS
Cash and cash equivalents                                                           $  1,913             $  3,698
Accounts receivable, less allowances of $429 and $523                                  2,993                3,195
Deferred income taxes                                                                    922                1,111
Other current assets                                                                     498                1,383
                                                                                    ------------------------------
   Total Current Assets                                                                6,326                9,387

Property, plant and equipment, net of accumulated
   depreciation of $2,353 and $1,588                                                  11,026               11,509
Goodwill                                                                               4,751                4,888
Other purchased intangible assets, net of accumulated amortization
   of $411 and $428                                                                      316                  375
Prepaid pension costs                                                                  4,099                3,991
Other assets                                                                           2,563                2,654
                                                                                    ------------------------------
TOTAL ASSETS                                                                        $ 29,081             $ 32,804
                                                                                    ==============================
LIABILITIES
Accounts payable and accrued expenses                                               $  2,365             $  2,716
Compensation and benefit-related liabilities                                           1,661                2,193
Debt maturing within one year                                                            529                1,886
Other current liabilities                                                              2,309                2,293
                                                                                    ------------------------------
   Total Current Liabilities                                                           6,864                9,088

Long-term debt                                                                         7,175                8,779
Long-term compensation and benefit-related liabilities                                 3,283                3,322
Deferred income taxes                                                                  1,448                1,356
Other long-term liabilities and deferred credits                                       2,832                3,240
                                                                                    ------------------------------
   Total Liabilities                                                                  21,602               25,785
                                                                                    ------------------------------
SHAREOWNERS' EQUITY
Common Stock, $1 par value, authorized 2,500,000,000 shares; issued and outstanding 801,635,543 shares (net of 171,983,367 treasury shares) at
   June 30, 2005 and 798,570,623 shares (net of 171,983,367 treasury shares)
   at December 31, 2004                                                                  802                  799
Additional paid-in capital                                                            26,911               27,170
Accumulated deficit                                                                  (20,344)             (21,180)
Accumulated other comprehensive income                                                   110                  230
                                                                                    ------------------------------
   Total Shareowners' Equity                                                           7,479                7,019
                                                                                    ------------------------------
TOTAL LIABILITIES & SHAREOWNERS' EQUITY                                             $ 29,081             $ 32,804
                                                                                    ==============================
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
                                 AT&T Corp. Consolidated Statements of Cash Flows (Unaudited)
                                                     Dollars in millions

                                                                                              For the Six Months Ended
                                                                                                      June 30,
                                                                                                 2005          2004
Operating Activities
Net income                                                                                  $     836      $    412
Adjustments to reconcile net income to net cash provided by
operating activities:
  Net losses (gains) on sales of businesses and investments                                         5           (14)
  Loss on early extinguishment of debt                                                            206           274
  Asset impairment and net restructuring and other charges                                         36           226
  Depreciation and amortization                                                                 1,266         2,481
  Provision for uncollectible receivables                                                          65           265
  Deferred income taxes                                                                           352          (181)
  Decrease in receivables                                                                         152            98
  Decrease in accounts payable and accrued expenses                                              (407)         (189)
  Net change in other operating assets and liabilities                                         (1,097)         (770)
  Other adjustments, net                                                                          (61)         (139)
                                                                                            -------------------------
Net Cash Provided by Operating Activities                                                       1,353         2,463
                                                                                            -------------------------

Investing Activities
Capital expenditures and other additions                                                         (698)       (1,018)
Proceeds from sale or disposal of property, plant and equipment                                   134            25
Investment distributions and sales                                                                 12            36
Net dispositions of businesses                                                                     72             8
Decrease (increase) in restricted cash                                                            546            (1)
Other investing activities, net                                                                    13             6
                                                                                            -------------------------
Net Cash Provided by (Used in) Investing Activities                                                79          (944)
                                                                                            -------------------------

Financing Activities
Retirement of long-term debt, including redemption premiums                                    (2,721)       (3,210)
Decrease in short-term borrowings, net                                                           (310)         (195)
Issuance of AT&T common shares                                                                     44            33
Dividends paid on common stock                                                                   (380)         (377)
Other financing activities, net                                                                   150           336
                                                                                            -------------------------
Net Cash Used in Financing Activities                                                          (3,217)       (3,413)
                                                                                            -------------------------

Net decrease in cash and cash equivalents                                                      (1,785)       (1,894)
Cash and cash equivalents at beginning of year                                                  3,698         4,353
                                                                                            -------------------------
Cash and Cash Equivalents at End of Period                                                  $   1,913      $  2,459
                                                                                            =========================
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Reconciliation of Non-GAAP Measures

AT&T is providing information on net debt and EBITDA and related margins because these measures are commonly used by the investment community for evaluation purposes. Net debt and EBITDA should be considered in addition to, but not in lieu of, other measures of liquidity, profitability and cash flows reported in accordance with generally accepted accounting principles. Additionally, they may not be comparable to similarly captioned measures reported by other companies.


Net Debt
--------------------------------------------------------------------------------
Net debt is defined as total debt, less cash and net foreign debt fluctuations:


(dollars in millions)                                             June 30, 2005

Total debt                                                                 $7.7
Less: Cash                                                                  1.9
      Foreign debt fluctuations                                             0.2
                                                                  -------------
Net debt                                                                   $5.6
                                                                  =============
--------------------------------------------------------------------------------


AT&T Business EBITDA, Excluding Asset Impairment and Net Restructuring and Other Charges, to Operating Income
--------------------------------------------------------------------------------

(dollars in millions)                        For the three months ended

                                             June 30, 2005       June 30, 2004

EBITDA and margin (1)                        $1,106    21.5%     $1,380    24.6%
Depreciation and amortization                  (596)             (1,176)
Asset impairment and net restructuring
and other charges                                18                 (52)
                                             ---------------     ---------------
Operating income and margin                    $528    10.2%       $152     2.7%
                                             ===============     ===============


(1)  Excluding asset impairment and net restructuring and other charges.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AT&T Corp. Reconciliation of Non-GAAP Measures, continued


EBITDA, Excluding Asset Impairment and Net Restructuring and Other
Charges, to Net Income
--------------------------------------------------------------------------------

(dollars in millions)                             For the three months ended

                                                 June 30,              June 30,
                                                   2005                  2004

EBITDA margin (1)                                   22.0%                 21.4%

EBITDA (1)                                       $ 1,485               $ 1,633
Depreciation and amortization                       (630)               (1,231)
Asset impairment and net restructuring and
  other charges                                      (36)                  (54)
                                                 --------              --------
Subtotal operating income                        $   819               $   348
                                                 --------              --------
Other (expense) income, net                         (153)                   36
Interest (expense)                                  (169)                 (191)
(Provision) for income taxes                        (198)                  (87)
Minority interest income                               0                     1
Net income related to equity investments               8                     1
                                                 --------              --------
Net income                                       $   307               $   108
                                                 ========              ========

(1)  Excluding asset impairment and net restructuring and other charges.
--------------------------------------------------------------------------------
NOTE TO FINANCIAL MEDIA: AT&T executives will discuss the company's performance in a two-way conference call for financial analysts at 5:00 p.m. ET today. Reporters are invited to listen to the call. U.S. callers should dial 888-428-4478 to access the call. Callers outside the U.S. should dial + 1-612-332-0630.

In addition, Internet rebroadcasts of the call will be available on the AT&T Web site beginning later today. The Web site address is www.att.com/ir. An audio rebroadcast of the conference call will also be available beginning at 9:30 PM on Wednesday, July 20 through 12:00 AM on Wednesday, July 27. To access the audio rebroadcast, U.S. callers can dial 800-475-6701, access code 763284. Callers outside the U.S. should dial +1-320-365-3844, access code 763284.

The foregoing contains "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. These risk factors include the impact of increasing competition, continued capacity oversupply, regulatory uncertainty and the effects of technological substitution, among other risks. For a more detailed description of the factors that could cause such a difference, please see AT&T's10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.

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